EXHIBIT 99.24(b)(11)

                        CONSENT OF DELOITTE & TOUCHE, LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Independent Auditors" in this Post-Effective Amendment No. 2 to Registration Statement No. 333-9217 of Orchard Series Fund.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
December 11, 1997